Exhibit 31.1

CERTIFICATION PURSUANT TO RULE 13a-14(a) UNDER THE

SECURITIES EXCHANGE ACT OF 1934

I, Richard Ginsburg, President and Chief Executive Officer of Protection One, Inc. and Protection One Alarm Monitoring, Inc. certify that:

1.               I have reviewed this quarterly report on Form 10-Q of Protection One, Inc. and Protection One Alarm Monitoring, Inc. for the period ended September 30, 2003;

2.               Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.               Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrants as of, and for, the periods presented in this report;

4.               The registrants’ other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures for the registrants and have:

a.               Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.              [omitted in accordance with Securities and Exchange Act Release 34-4786]

c.               Evaluated the effectiveness of the registrants’ disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.              Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrants’ most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrants’ internal control over financial reporting; and

5.               The registrants’ other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrants’ auditors and the audit committee of registrants’ board of directors (or persons performing the equivalent functions):

a.               All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrants’ ability to record, process, summarize and report financial information; and

b.              Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrants’ internal controls over financial reporting.

Date:	November 14, 2003	By:	/s/ Richard Ginsburg
Richard Ginsburg
President and Chief Executive Officer